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EX-99.906.CERT

                                                                EXHIBIT 11(A)(3)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Dail St. Claire, Chief Executive Officer and Christopher J. Williams, Chief Financial Officer of the Williams Capital Management Trust (the "Trust"), certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:  /s/Dail St. Claire
     -------------------------
     Dail St. Claire
     Chief Executive Officer of the Williams Capital Management Trust

Date:  January 5, 2004


By:  /s/Christopher J. Williams
     ---------------------------
     Christopher J. Williams
     Chief Financial Officer of the Williams Capital Management Trust

Date:  January 5, 2004